Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2013 Fourth Quarter and Full Year Earnings Release, Conference Call and Webcast

HOUSTON, January 14, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the fourth quarter and full year ended December 31, 2013, on Wednesday, February 5, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 9 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic           1.877.870.4263
International:      1.412.317.0790

A telephonic replay will be available following the call through March 5, 2014 at 9:00 a.m. ET by dialing:

Domestic:          1.877.344.7529
International:      1.412.317.0088
Replay ID:         10039697

About Group 1 Automotive, Inc.
Group 1 owns and operates 148 automotive dealerships, 188 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com